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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 21, 2002 included in the joint proxy statement of PMR Corporation that is made a part of the Registration Statement (Amendment No. 1 to Form S-4) and prospectus of PMR Corporation for the registration of 6,307,422 shares of its common stock and 2,420,969 of contingent value rights.


                                            Ernst & Young LLP

San Diego, California



The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 17 to the financial statements.

                                            /s/ Ernst & Young LLP


San Diego, California
July 3, 2002